UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On March 15, 2005, counsel for Vector Group Ltd. (the “Company”) and its majority-owned subsidiary New Valley Corporation (“New Valley”) advised the Delaware Chancery Court that the parties have settled a stockholder derivative suit filed against New Valley, as a nominal defendant, its directors and Brooke Group Holding Inc. a wholly-owned subsidiary of the Company. The suit (Goodwin v. New Valley Corporation) alleges, among other things, that New Valley paid excessive consideration to purchase in 1997 the Company’s BrookeMil Ltd. subsidiary, which was engaged in the real estate business in Russia. The defendants did not admit any wrongdoing as part of the settlement, which is subject to court approval. Under the agreement, the Company will pay New Valley $7,000,000, and New Valley will pay legal fees and expenses of up to $2,150,000. The Company recorded a charge to operating, selling, administrative and general expense in 2004 of $4,177,000 (net of minority interests) related to the settlement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: March 21, 2005

3